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                                                                    EXHIBIT 10.1

                              PUT OPTION AGREEMENT


         This Put Option Agreement is entered into this 4th day of June, 1997, to be effective as of the 1st day of June, 1997 ("Agreement") is between Billing Information Concepts Corp., a Delaware corporation ("BICC"), and Michael A. Harrelson ("Shareholder"). Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Plan of Merger and Acquisition Agreement, dated effective June 1, 1997 ("Merger Agreement"), entered into by BICC, CRM Acquisition Corp., Shareholder and Computer Resources Management, Inc. ("Seller").

         WHEREAS, BICC, CRM Acquisition Corp., Seller and Shareholder have entered into the Merger Agreement pursuant to which Seller is to be merged into CRM Acquisition Corp. in exchange for, in part, 325,000 shares (the "Shares") of common stock, $.01 par value, of BICC ("BICC Common Stock").

         WHEREAS, as part of the consideration for entering into the Merger Agreement, BICC agreed to grant certain rights to Shareholder pursuant to this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions contained herein and in the Merger Agreement, the parties hereto agree as follows:

         1. BICC hereby grants to Shareholder an option to sell to BICC, and BICC is obligated to purchase from Shareholder under such option (the "Put Option"), any of the Shares in consideration of a cash payment of $26.00 per share (the "Put Price"), in accordance with the terms of this Agreement. In the event of a stock dividend or other distribution to the holders of BICC Common Stock, stock split, recapitalization, combination, merger, consolidation or other similar change in capitalization, the Put Price shall be appropriately reduced or increased, as applicable, to reflect such event.

         2. The Put Option shall be available for only a single exercise during only one Put Option Period (as hereinafter defined).

         3. In the event the Registration Statement is not declared effective by the SEC on or before November 3, 1997, Shareholder may exercise the Put Option, in his sole discretion, at any time between November 3, 1997, and 5:00 p.m., C.S.T., November 13, 1997 (such period of time shall be referred to as the "First Put Option Period"). In the event Shareholder does not exercise the Put Option during the First Put Option Period, and in the event the Registration Statement is not declared effective by the SEC on or before January 5, 1998, Shareholder may exercise the Put Option, in his sole discretion, at any time between January 5, 1998, and 5:00 p.m., C.S.T., January 15, 1998 (such period of time shall be referred to as the "Second Put Option Period"). In the event Shareholder does not exercise the Put Option during the First Put Option Period or the Second Put Option Period, and in the event the Registration Statement is not declared effective by the SEC on or before March 3, 1998, Shareholder may exercise the Put Option, in his sole discretion, at any time between March 3, 1998, and 5:00 p.m., C.S.T., March 13, 1998, at which time the Put Option shall terminate.
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         5.      The Put Option may be exercised by Shareholder by delivery to
BICC at its principal place of business of written notification of such intent to exercise such Put Option along with the certificate representing the Shares to be sold under the Put Option. Payment shall be made by BICC by wire transfer to an account designated by Shareholder within 5 business days of delivery of such written notification and the certificate representing such shares to BICC's transfer agent. Upon exercise of the Put Option, the obligation of BICC to purchase the Shares shall be a binding and enforceable obligation of BICC.

         6. Shareholder shall be responsible for obtaining releases of any secured interest in the Shares held by any third parties prior to performance by BICC pursuant to this Agreement and such performance is conditioned upon Shareholder obtaining such releases from third parties in a manner satisfactory to BICC or BICC's counsel.

         5. This Agreement shall be construed in accordance with and governed under the laws of the State of Texas without regard to the principles of conflicts of laws.

                        [Signatures on following page.]





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.



                                        -------------------------------------
                                        Michael A. Harrelson    "Shareholder"


                                        BILLING INFORMATION CONCEPTS CORP.



                                        By:
                                           ----------------------------------
                                             Kelly E. Simmons
                                             Senior Vice President and
                                               Chief Financial Officer





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